                                                                      EXHIBIT 99

[HIE LOGO] THE INTEGRATION SOLUTIONS COMPANY

                                                                    NEWS RELEASE

                                       Press Contact:    Sara Herrmann
                                                         Manager, Corporate Communications
FOR IMMEDIATE RELEASE                                    (770) 423-8572
                                                         sara.herrmann@hie.com

                          Investor Relations Contact:    Denise Jones
                                                         Investor Relations Specialist
                                                         (770) 423-8515
                                                         denise.jones@hie.com


             HIE REPORTS FOURTH QUARTER AND YEAR-END 1999 RESULTS
                 Guidance on Expected 2000 Revenues and Profits

         MARIETTA, GA, JANUARY 26, 2000 -HIE Inc. (NASDAQ: HDIE) today reported results for the fiscal fourth quarter and year ended December 31, 1999.

         For the fourth quarter 1999, total revenue was $6.5 million, resulting in a net loss of $236,000 or $0.01 per share for the quarter (excluding the provision for doubtful accounts, discussed below), which is consistent with the range of analysts' expectations of a net loss of $0.01 to breakeven. This loss was primarily due to lower than expected quarterly service revenue attributed to Y2K-related implementation slowdowns.

         For the year 1999, total revenue was $25.3 million. Software revenue was $7 million, down 44 percent from 1998, and service revenue was $18.3 million, up 54 percent from 1998 (excluding consulting revenue attributable to a business unit sold on December 31, 1998). The net loss for the year was $3.3 million, or $0.13 per share, excluding the provision for doubtful accounts.

         The Company recorded a provision for doubtful accounts of $4.7 million in the fourth quarter. This provision substantially arises from an unpaid balance related to a single distributor, and will result in an additional loss per share of $0.19 for the quarter. Including the provision, the net loss for the fourth quarter was $5.0 million, or $0.20 per share, and the net loss for the year was $8.5 million, or $0.34 per share.

         "Healthcare organizations' increasing interest in enterprise-wide master person indexing projects was evidenced in the fourth quarter by EMerge(R) contracts with Wake Forest University Baptist Medical Center and Cybear, Inc.," said Robert Murrie, HIE president and CEO.



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HIE ANNOUNCES FOURTH QUARTER AND YEAR-END 1999 RESULTS


         Fourth quarter 1999 service revenue reflected an increase of 22 percent, versus fourth quarter 1998 service revenue (excluding consulting revenue attributable to a business unit sold on December 31, 1998). Service backlog rose to $9.3 million as of December 31, 1999, compared to $9.1 million on September 30, 1999. "Although we are pleased by the year-over-year increase in service revenue, fourth quarter service revenue was below our expectations due to customers' preparations for Y2K, particularly during the latter part of the quarter. Since customers were trying to stabilize their IT environments for year-end, requests for our services were frequently deferred to 2000. Looking forward, however, we expect our service revenue to remain strong," said Murrie.

         The Company had record cash collections in the fourth quarter with cash receipts over $9 million. Cash collections were up over 50 percent compared to average quarterly cash collections for the first three quarters of 1999. The cash balance at December 31, 1999 was approximately $5.6 million, versus $2.0 million at September 30, 1999. The Company entered into a one-year, $3 million cash-secured line of credit agreement with Silicon Valley Bank effective on December 31, 1999. The new line of credit replaced the Company's previous line with Silicon Valley Bank, which was secured by all of the company's assets.

         On December 21, 1999, HIE granted a non-exclusive license to its Cloverleaf(R) and EMerge software to Cybear, Inc. (NASDAQ: CYBA), an Internet-based portal and provider of healthcare communications and applications and a majority-owned subsidiary of Andrx Corporation (NASDAQ: ADRX), a leading international distributor of generic drugs. In addition, the two companies entered into a convertible note and warrant purchase agreement dated December 21, 1999. Under the terms of the agreement, Cybear provided a $3 million working capital loan to HIE. This loan bears interest at 7.8 percent payable quarterly and matures on December 21, 2000, unless Cybear chooses to convert that loan into HIE Common Stock at $3.19 per share on that date. In addition, HIE granted Cybear a warrant to purchase 47,022 shares of HIE Common Stock at any time on or before December 21, 2004, at an exercise price of $3.19 per share.

         HIE also announced that it expects to return to profitability in the year 2000. "Based on currently available information, we are comfortable with the current range of analysts' estimates of our revenues and earnings for 2000," said Murrie. "I believe the company is well positioned for the new millennium."


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HIE ANNOUNCES FOURTH QUARTER AND YEAR-END 1999 RESULTS


         HIE management will discuss quarterly and year-end 1999 results at a conference call scheduled today at 10:30 a.m. EST. Contact Denise Jones at (770) 423-8515 to register for the conference call. The conference call dial in number is (712) 257-2272; the password is "HIE." For those not available at this time, a playback number has been set up. The playback will be available at (402) 220-9677 from January 26 at noon EST through January 28 at 5 p.m. EST.

ABOUT HIE

         HIE helps enterprises rapidly integrate their existing and new applications, using the Company's market leading software tools and strategic and tactical integration services. The Company's products are used in more than 1,200 sites worldwide, including those in the healthcare, financial services and banking industries. HIE is headquartered in Marietta, Georgia, with offices in Dallas, Columbus, and Essen, Germany. For more information, visit HIE's web site at http://www.hie.com.



                          (Financial Tables To Follow)

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HIE ANNOUNCES FOURTH QUARTER AND YEAR-END 1999 RESULTS



                           HIE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)


                                          THREE MONTHS ENDED                YEAR ENDED
                                              DECEMBER 31,                   DECEMBER 31,
                                        -----------------------       -----------------------
                                          1999           1998            1999          1998
                                        --------       --------       --------       --------
Revenue:
   Software                             $  2,443       $  4,198       $  6,982       $ 12,432
   Services and other                      4,065          3,918         18,333         14,752
                                        --------       --------       --------       --------
    Total revenue                          6,508          8,116         25,315         27,184
                                        --------       --------       --------       --------

Cost of revenue:
   Software                                  407            251          1,343            852
   Services and other                      2,472          2,078         10,193          7,102
                                        --------       --------       --------       --------
    Total cost of revenue                  2,879          2,329         11,536          7,954
                                        --------       --------       --------       --------

Gross profit                               3,629          5,787         13,779         19,230
                                        --------       --------       --------       --------

Operating expenses:
   Sales and marketing                     1,717          1,890          6,969          6,672
   Research and development                  833          1,034          4,047          3,882
   General and administrative              1,134          1,580          5,545          5,747
   Provision for doubtful accounts         4,745            150          5,195            270
   Merger costs                               --             --             --          1,060
                                        --------       --------       --------       --------
    Total operating expenses               8,429          4,654         21,756         17,631
                                        --------       --------       --------       --------

Operating income (loss)                   (4,800)         1,133         (7,977)         1,599
Interest expense, net                       (181)           (34)          (496)          (101)
                                        --------       --------       --------       --------
Income (loss) before income taxes         (4,981)         1,099         (8,473)         1,498
Income taxes                                  --            144             --             --
                                        --------       --------       --------       --------
Net income (loss)                         (4,981)         1,243         (8,473)         1,498
                                        ========       ========       ========       ========

Accretion of preferred stock                 (17)            --            (17)            --
Preferred stock dividends                    (14)            --            (14)            --
                                        --------       --------       --------       --------
Net income (loss) attributable to
    common shareholders                 $ (5,012)      $  1,243       $ (8,504)      $  1,498
                                        ========       ========       ========       ========

Shares used in the calculation
  of net income (loss) per share:
    Basic                                 25,462         24,584         25,346         24,031
                                        ========       ========       ========       ========
    Diluted (1)                           25,462         25,445         25,346         24,867
                                        ========       ========       ========       ========
Net income (loss) per share of
  common stock:
    Basic                               $  (0.20)      $   0.05       $  (0.34)      $   0.06
                                        ========       ========       ========       ========
    Diluted (1)                         $  (0.20)      $   0.05       $  (0.34)      $   0.06
                                        ========       ========       ========       ========

(1) Common stock equivalents are excluded from the earnings (loss) per share calculation for the quarter and year ended December 31, 1999 because the effect would be anti-dilutive.

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HIE ANNOUNCES FOURTH QUARTER AND YEAR-END 1999 RESULTS



                           HIE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS) (UNAUDITED)

                                                                                    DECEMBER 31,         DECEMBER 31,
                                                                                        1999                 1998
                                                                                   -------------        ------------
ASSETS
Current assets:
  Cash and cash equivalents                                                          $ 5,609               $ 3,167
  Trade accounts receivable, net                                                       6,662                12,996
  Other current assets                                                                 1,421                 1,854
                                                                                     -------               -------
    Total current assets                                                              13,692                18,017

Intangibles                                                                           10,578                11,087
Other assets                                                                           2,997                 2,431
                                                                                     -------               -------
    Total assets                                                                     $27,267               $31,535
                                                                                     =======               =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt and capital lease obligations               $ 6,332               $ 2,911
  Other current liabilities                                                            7,567                 7,684
                                                                                     -------               -------
    Total current liabilities                                                         13,899                10,595

Other liabilities                                                                        254                   642
Redeemable preferred stock                                                               348                    --
Shareholders' equity                                                                  12,766                20,298
                                                                                     -------               -------
    Total liabilities and shareholders' equity                                       $27,267               $31,535
                                                                                     =======               =======



This press release includes forward-looking statements in addition to historical information. The words "expect," "anticipate,""intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. These include statements relating to management's current expectations regarding HIE's performance during 2000. The Company cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, changes in relationships with significant distributors or customers, unanticipated problems with the collectibility of outstanding accounts receivable, changes in the mix of software and service revenue, the mix of direct and indirect sales, sales timing, changes in pricing policies, undetected errors or bugs in the software, delays in the product development, lower-than-expected demand for the Company's software tools or services, business conditions in the healthcare and other complementary markets, the Company's ability to modify its software for use in non-healthcare industries, risks associated with general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998 . By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the Federal securities laws.

"HIE," "Cloverleaf" and "EMerge" are  trademarks of HIE, Inc.



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